EXHIBIT 99

HOME PROPERTIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
THIRD QUARTER 2012

-i-

FOR IMMEDIATE RELEASE

Home Properties Reports Third Quarter 2012 Results
FFO Per Share Exceeds Wall Street's Mean Estimate by 4 Cents

ROCHESTER, N.Y., November 1, 2012 – Home Properties, Inc. (NYSE: HME) today released financial results for the third quarter ended September 30, 2012.  All results are reported on a diluted basis.

“Home Properties benefited from positive fundamentals in the multifamily real estate sector during the third quarter of 2012, producing same-store net operating income growth of 8.3% compared to the prior year third quarter, which is the largest year-over-year third quarter increase since 2001,” said Edward J. Pettinella, Home Properties President and CEO.  “Increased rent growth, continued high occupancy, favorable expense control and strong results from recent acquisitions and new construction have contributed to excellent quarterly results.”

Earnings per share ("EPS") for the quarter ended September 30, 2012 was $0.71, compared to $0.20 for the quarter ended September 30, 2011.  The $0.51 increase in EPS is primarily attributable to a $19.7 million gain on disposition of property combined with a $13.5 million increase in income from continuing operations from both the properties owned throughout 2011 and 2012 (the “Core” properties) and those acquired, developed, or redeveloped subsequent to January 1, 2011 (the “Non-Core” properties).

For the quarter ended September 30, 2012, Funds From Operations ("FFO") was $67.3 million, or $1.09 per share, compared to $46.4 million, or $0.87 per share, for the quarter ended September 30, 2011, which equates to a 26.3% increase on a per-share basis.  Third quarter 2012 FFO of $1.09 per share was $0.04 above the midpoint of the guidance range provided by management and the analysts' mean estimate, as reported by Thomson. A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Third Quarter Operating Results

For the third quarter of 2012, same-property comparisons (for 111 Core properties containing 37,386 apartment units owned since January 1, 2011) reflected an increase in rental income of 4.2% and a 4.3% increase in total revenues compared to the same quarter a year ago.  Net operating income (“NOI”) increased by 8.3% from the third quarter of 2011.  Property level operating expenses decreased by 2.1% compared to the prior year quarter, primarily due to decreases in repairs and maintenance, personnel costs and property management general and administrative costs, which were partially offset by an increase in real estate taxes.

Average physical occupancy for the Core properties was 95.5% during the third quarter in both 2012 and 2011.  Average monthly rental rates of $1,240 in the 2012 third quarter represent a 3.9% increase compared to the year-ago period.

Home Properties Reports Third Quarter 2012 Results
For Immediate Release:  November 1, 2012

On a sequential basis, compared to the 2012 second quarter results for Core properties, average monthly rental rates were up 1.4% in the third quarter of 2012.  This increase was offset by a 0.9% seasonal decline in economic occupancy resulting in a 0.5% increase in rental income and total revenues.  Expenses decreased 0.7% producing an NOI increase of 1.1%.  Average physical occupancy decreased 0.7% to 95.5%.

Physical occupancy for the 6,421 apartment units acquired/developed/redeveloped between January 1, 2011 and September 30, 2012 averaged 92.0% during the third quarter of 2012, at average monthly rents of $1,370.

Year-to-Date Operating Results

For the nine months ended September 30, 2012, same-property comparisons for the Core properties reflected an increase in total revenues of 4.6% and a decrease in total expense of 1.8% resulting in an 8.8% increase in NOI compared to the first nine months of 2011.  Property level operating expenses in 2012 decreased, primarily due to lower electricity, natural gas heating costs, personnel and snow removal costs.  These decreases were partially offset by increases in property insurance and real estate taxes.

Average physical occupancy for the Core properties was 95.7% during the first nine months of 2012, up from 95.6% a year ago, with average monthly rental rates of $1,224, an increase of 4.4% over the prior year period.

Acquisitions/Dispositions/Development

There were no acquisitions of apartment communities in the third quarter of 2012.

During the third quarter of 2012, the Company closed on two separate sale transactions, with a total of 424 units, for $41.2 million, producing approximately $40.1 million in net proceeds after closing costs. A gain on sale of approximately $19.7 million was recorded in the third quarter related to these sales. The two apartment communities sold were located in the Philadelphia and Baltimore regions.

Subsequent to the end of the quarter, on October 11, 2012, the Company sold one property with 318 units in the Philadelphia region for $29.8 million, producing approximately $4.7 million in net proceeds after mortgage payoffs and closing costs. A gain on sale of approximately $15.9 million will be recorded in the fourth quarter of 2012 related to this sale.

The weighted average historical cap rate for these three dispositions was 6.3%.

During the third quarter, the Company fully completed the development of The Apartments at Cobblestone Square, located in Fredericksburg, Va.  The property averaged 84.1% occupancy during the third quarter of 2012; and, as of October 31, 97.1% of the 314 units were occupied with 98.4% of the units leased.

Capital Markets Activities

As of September 30, 2012, the Company’s ratio of debt-to-total market capitalization was 43.3% (based on a September 28, 2012 stock price of $61.27 used to determine equity value), with

Home Properties Reports Third Quarter 2012 Results
For Immediate Release:  November 1, 2012

$128 million outstanding on its $275 million revolving credit facility and $8.2 million of unrestricted cash on hand.  Total debt of $2.9 billion was outstanding, at interest rates averaging 4.5% and with staggered maturities averaging five years.  Approximately 85% of total indebtedness is at fixed rates.  Interest coverage for the quarter was 3.1 times and the fixed charge ratio was 3.0 times.

On May 14, 2012, the Company extended its At-The-Market (ATM) equity offering program, with authorization to sell up to 4.4 million common shares.  During the third quarter, 1,272,225 shares were sold (including 10,100 shares with a settlement date in early October) at an average price of $63.61 generating gross proceeds of $80.9 million and net proceeds of $79.3 million. Year to date, the Company issued 1,970,824 shares at an average price of $62.64 generating gross proceeds of $123.5 million and net proceeds of $120.9 million. There are approximately 2.4 million common shares remaining under this program.

Outlook

Based on higher third quarter results than expected and higher results anticipated for the balance of the year, the Company has increased the midpoint of its prior FFO guidance by seven cents to $4.07 and the range of FFO per share to $4.05 to $4.09 from $3.96 to $4.04.  This guidance range reflects management’s current assessment of economic and market conditions, including a net one-half cent charge from the effect of Hurricane Sandy.  Operating FFO has been increased by six cents to $4.11 at the midpoint with a range of $4.09 to $4.13.  The difference between FFO and OFFO is due solely to expensed acquisition costs.  Because projected acquisition costs are minimal, the guidance for the fourth quarter of 2012 for FFO and OFFO per share results is identical at a range from $1.02 to $1.06, which also includes the one-half cent reserve for Hurricane Sandy after taking into account various insurance coverages and deductibles.

Dividend Declared

The Company announced a regular cash dividend on the Company’s common shares of $0.66 per share for the quarter ended September 30, 2012.  The dividend is payable on November 27, 2012 to shareholders of record on November 15, 2012 and is equivalent to an annualized rate of $2.64 per share.  The current annual dividend represents a 4.42% yield based on the October 26, 2012 closing price of $59.70.  Home Properties’ common stock will begin trading ex-dividend on November 13, 2012.

Supplemental Information

The Company produces supplemental information that includes details regarding property operations, other income, acquisitions, sales, geographic market breakdown, debt and new development.  The supplemental information is available via the Company's website through the "Investors" section or e-mail upon request.

Third Quarter 2012 Earnings Conference Call

The Company will conduct a conference call and simultaneous webcast tomorrow at 11:00 AM ET to review and comment on the information reported in this release.  The webcast, which includes audio and a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section home page of the website www.homeproperties.com.  For live audio-only participation, please dial 800-913-1647 (International 212-231-2900).

Home Properties Reports Third Quarter 2012 Results
For Immediate Release:  November 1, 2012

Fourth Quarter 2012 Earnings Release and Conference Call

The Company’s fourth quarter 2012 financial results are scheduled to be released after the stock market closes on Thursday, February 7, 2013.  A conference call, which will be simultaneously webcast, is scheduled for Friday, February 8, 2013 at 11:00 AM ET and will be accessible following the instructions for the current quarter's conference call.

Fourth Quarter 2012 Conference/Event Schedule

Home Properties’ President and CEO, Edward J. Pettinella, is scheduled to participate in REITWorld®: NAREIT's Annual Convention for All Things REIT® in San Diego November 13-15.  Any presentation and related materials will be available in the “Investors” section of www.homeproperties.com.

This release contains forward-looking statements. Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded multifamily real estate investment trust (REIT) that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast and Mid-Atlantic markets. An S&P 400 Company, Home Properties owns and operates 124 communities containing 43,489 apartment units.  For more information, visit Home Properties’ website at www.homeproperties.com.

Home Properties Reports Third Quarter 2012 Results
For Immediate Release:  November 1, 2012

HOME PROPERTIES, INC.
SUMMARY OF OCCUPANCY AND PROPERTY OPERATING RESULTS

	Avg. Physical
Third Quarter Results:	Occupancy(a)		3Q 2012	3Q 2012 vs. 3Q 2011 % Growth
			Average
			Monthly	Base
			Rent/	Rental	Total	Total
	3Q 2012	3Q 2011	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.5%	95.5%	$1,240	3.9%	4.3%	(2.1%)	8.3%
Non-Core Properties(c)	92.0%	NA	$1,370	NA	NA	NA	NA
TOTAL PORTFOLIO	94.9%	NA	$1,259	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD 2012	YTD 2012 vs. YTD 2011 % Growth
			Average
			Monthly	Base
	YTD	YTD	Rent /	Rental	Total	Total
	2012	2011	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.7%	95.6%	$1,224	4.4%	4.6%	(1.8%)	8.8%
Non-Core Properties(c)	90.4%	NA	$1,404	NA	NA	NA	NA
TOTAL PORTFOLIO	95.0%	NA	$1,246	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income. Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties consist of 111 properties with 37,386 apartment units owned throughout 2011 and 2012.

(c)
Non-Core Properties consist of 14 properties with 6,421 apartment units acquired, developed, or redeveloped subsequent to January 1, 2011, such that full year comparable operating results are not available.  Non-Core Properties excludes properties still under development where construction is not 100% complete.

Home Properties Reports Third Quarter 2012 Results
For Immediate Release:  November 1, 2012

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
Rental income	$155,335	$132,902	$448,331	$387,952
Property other income	12,654	10,517	39,785	35,017
Other income	32	25	63	94
Total revenues	168,021	143,444	488,179	423,063
Operating and maintenance	59,975	54,838	178,945	165,785
General and administrative	8,018	7,803	27,367	22,865
Interest	32,871	32,696	95,843	98,403
Depreciation and amortization	43,186	35,996	124,602	104,564
Other expenses	15	1,630	2,726	1,739
Total expenses	144,065	132,963	429,483	393,356
Income from continuing operations	23,956	10,481	58,696	29,707
Discontinued operations
Income from discontinued operations	466	277	1,216	920
Gain on disposition of property	19,667	-	19,667	-
Discontinued operations	20,133	277	20,883	920

Net income	44,089	10,758	79,579	30,627

Net income attributable to noncontrolling interest	(7,676)	(2,250)	(14,051)	(6,700)
Net income attributable to common stockholders	$36,413	$8,508	$65,528	$23,927
Reconciliation from net income attributable to common stockholders to Funds From Operations:
Net income available to common stockholders	$36,413	$8,508	$65,528	$23,927
Real property depreciation and amortization	42,863	35,625	123,442	103,493
Noncontrolling interest	7,676	2,250	14,051	6,700
Gain on disposition of property	(19,667)	-	(19,667)	-
FFO - basic and diluted (1)	$67,285	$46,383	$183,354	$134,120

(1)
Pursuant to the updated guidance for Funds From Operations provided by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, impairment write-downs of depreciable real estate, noncontrolling interest and extraordinary items plus depreciation from real property.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Third Quarter 2012 Results
For Immediate Release:  November 1, 2012

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
FFO – basic and diluted	$67,285	$46,383	$183,354	$134,120
FFO – basic and diluted	$67,285	$46,383	$183,354	$134,120
Acquisition costs of closed deals included in other expenses	15	1,630	2,726	1,739
Operating FFO (2)	$67,300	$48,013	$186,080	$135,859
FFO – basic and diluted	$67,285	$46,383	$183,354	$134,120
Recurring non-revenue generating capital expenses	(9,363)	(7,973)	(27,285)	(23,550)
Addback of non-cash interest expense	-	553	-	1,639
AFFO (3)	$57,922	$38,963	$156,069	$112,209
Operating FFO	$67,300	$48,013	$186,080	$135,859
Recurring non-revenue generating capital expenses	(9,363)	(7,973)	(27,285)	(23,550)
Addback of non-cash interest expense	-	553	-	1,639
Operating AFFO (2) (3)	$57,937	$40,593	$158,795	$113,948
Weighted average shares/units outstanding:
Shares – basic	50,255.2	41,707.7	49,218.7	39,743.3
Shares – diluted	50,934.2	42,531.0	49,848.4	40,462.5
Shares/units – basic (4)	60,868.0	52,767.7	59,873.9	50,910.7
Shares/units – diluted (4)	61,547.0	53,591.1	60,503.6	51,630.0
Per share/unit:
Net income – basic	$0.72	$0.20	$1.33	$0.60
Net income – diluted	$0.71	$0.20	$1.31	$0.59
FFO – basic	$1.11	$0.88	$3.06	$2.63
FFO – diluted	$1.09	$0.87	$3.03	$2.60
Operating FFO (2)	$1.09	$0.90	$3.08	$2.63
AFFO (3)	$0.94	$0.73	$2.58	$2.17
Operating AFFO (2) (3)	$0.94	$0.76	$2.62	$2.21
Common Dividend paid	$0.66	$0.62	$1.98	$1.86

(2)	Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the add back of acquisition costs on closed deals.

(3)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $848 and $800 per apartment unit in 2012 and 2011, respectively.  Non-cash interest expense of the exchangeable senior notes in accordance with ASC 470-20 (formerly APB14-1) has been added back for 2011.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

(4)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

Home Properties Reports Third Quarter 2012 Results
For Immediate Release:  November 1, 2012

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	September 30, 2012	December 31, 2011
Land	$799,272	$721,542
Construction in progress	64,655	64,201
Buildings, improvements and equipment	4,606,058	4,256,581
	5,469,985	5,042,324
Accumulated depreciation	(1,094,705)	(983,759)
Real estate, net	4,375,280	4,058,565

Cash and cash equivalents	8,195	8,297
Cash in escrows	74,207	32,604
Accounts receivable	10,288	12,142
Prepaid expenses	23,490	15,994
Deferred charges	14,230	16,322
Other assets	12,058	9,282
Total assets	$4,517,748	$4,153,206
Mortgage notes payable	$2,208,427	$2,260,836
Unsecured notes payable	550,000	400,000
Unsecured line of credit	128,000	2,500
Accounts payable	29,829	20,953
Accrued interest payable	12,239	10,286
Accrued expenses and other liabilities	32,273	29,474
Security deposits	19,789	19,513
Total liabilities	2,980,557	2,743,562

Common stockholders’ equity	1,274,554	1,153,668
Noncontrolling interest	262,637	255,976
Total equity	1,537,191	1,409,644
Total liabilities and equity	$4,517,748	$4,153,206

Total shares/units outstanding:
Common stock	51,234.4	48,321.3
Operating partnership units	10,591.1	10,739.8
	61,825.5	59,061.1

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

###

OWNED COMMUNITY RESULTS

Third Quarter 2012						3Q '12 versus 3Q '11
						% Growth
	# of	Date	3Q '12	3Q '12	3Q '11	Rental	Total	Total	Total	3Q '12
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
Baltimore Region
Annapolis Roads	282	6/17/2010	$1,297	91.1%	89.2%	1.5%	6.4%	(2.2%)	11.7%
Bonnie Ridge	960	7/1/1999	$1,154	95.0%	94.7%	3.0%	5.5%	(3.4%)	10.3%
Canterbury Apartments	618	7/15/1999	$1,014	94.9%	95.9%	3.2%	1.9%	(0.6%)	3.2%
Charleston Place	858	9/30/2010	$1,184	96.7%	96.0%	3.7%	5.8%	(7.6%)	12.8%
Country Village	344	4/30/1998	$1,058	94.7%	96.9%	4.7%	2.5%	(4.1%)	6.4%
Dunfield Townhomes	312	11/1/2007	$1,205	94.3%	94.7%	3.8%	2.5%	4.1%	1.8%
Falcon Crest	396	7/15/1999	$1,038	94.9%	95.0%	3.3%	4.7%	(4.2%)	9.0%
Fox Hall Apartments	720	3/28/2007	$898	89.8%	91.0%	2.0%	(1.0%)	(8.5%)	4.7%
Gateway Village	132	7/15/1999	$1,365	97.8%	96.1%	1.8%	3.6%	(1.3%)	6.3%
Heritage Woods	164	10/4/2006	$1,212	96.1%	95.9%	5.1%	4.0%	0.6%	6.0%
Howard Crossing	1,350	6/28/2012	$1,117	91.1%	n/a	n/a	n/a	n/a	n/a
Middlebrooke Apartments	208	4/1/2010	$995	94.6%	94.1%	4.3%	7.0%	(8.3%)	16.4%
Mill Towne Village Apts	384	5/31/2001	$931	94.4%	93.2%	2.1%	3.0%	0.5%	4.6%
Morningside Heights	1,050	4/30/1998	$934	92.0%	92.3%	3.6%	3.9%	(4.9%)	8.9%
Owings Run	504	7/15/1999	$1,280	95.1%	96.1%	1.4%	(1.0%)	(11.3%)	4.1%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,230	96.1%	96.7%	0.7%	(0.1%)	(2.7%)	1.3%
Saddle Brooke Apartments	468	10/29/2008	$1,111	94.3%	92.6%	5.9%	8.4%	(7.7%)	18.1%
Selford Townhomes	102	7/15/1999	$1,413	95.1%	95.7%	2.3%	3.0%	0.9%	4.0%
The Apts at Cambridge Court	544	8/23/2011	$1,362	92.6%	n/a	n/a	n/a	n/a	n/a
The Coves at Chesapeake	469	11/20/2006	$1,292	94.8%	93.1%	4.0%	8.6%	(11.2%)	19.6%
The Greens at Columbia	168	7/29/2010	$1,443	91.7%	95.2%	4.9%	1.7%	(4.8%)	4.7%
Timbercroft Townhomes	284	7/15/1999	$957	99.2%	99.7%	0.2%	0.3%	(11.3%)	7.5%
Top Field	156	10/4/2006	$1,329	94.0%	96.7%	3.1%	(0.2%)	(2.3%)	0.8%
Village Square Townhomes	370	7/15/1999	$1,198	95.8%	95.9%	1.9%	3.1%	16.8%	(2.3%)
Westbrooke Apartments	110	4/1/2010	$870	95.2%	96.4%	4.8%	6.9%	(10.5%)	20.9%
Total Baltimore Region	11,157		$1,108	94.4%	94.5%	3.1%	3.7%	(4.4%)	8.1%	23.3%

Boston Region
Gardencrest	695	6/28/2002	$1,656	98.0%	97.4%	5.9%	7.1%	1.3%	9.6%
Highland House	172	5/31/2006	$1,257	96.4%	96.9%	6.3%	5.8%	(4.0%)	13.4%
Liberty Commons	120	8/30/2006	$1,330	98.4%	95.6%	2.6%	7.0%	(8.9%)	15.1%
Liberty Place	107	6/6/2006	$1,526	96.4%	96.4%	4.7%	3.8%	(5.6%)	9.6%
Redbank Village	500	7/8/1998	$952	95.0%	95.7%	2.8%	4.7%	(7.0%)	14.1%
Stone Ends	280	2/12/2003	$1,316	96.3%	94.5%	4.2%	7.2%	(3.3%)	13.0%
The Commons at Haynes Farm	302	7/15/2011	$1,299	95.5%	n/a	n/a	n/a	n/a	n/a
The Heights at Marlborough	348	9/7/2006	$1,267	95.4%	95.0%	3.7%	9.4%	(10.0%)	22.7%
The Meadows at Marlborough	264	9/7/2006	$1,211	95.0%	93.9%	4.1%	5.9%	4.7%	6.8%
The Townhomes of Beverly	204	2/15/2007	$1,560	97.1%	98.5%	4.7%	6.8%	(3.0%)	12.0%
The Village at Marshfield	276	3/17/2004	$1,212	96.1%	95.7%	3.9%	4.8%	(5.2%)	10.6%
Westwoods	35	4/30/2007	$1,315	97.3%	95.4%	6.6%	15.2%	(55.1%)	227.8%
Total Boston Region	3,303		$1,331	96.6%	96.2%	4.6%	6.6%	(4.5%)	13.1%	8.1%

Chicago Region
Blackhawk	371	10/20/2000	$902	96.5%	95.2%	2.5%	5.0%	(30.4%)	26.8%
Courtyards Village	224	8/29/2001	$904	96.7%	98.0%	5.7%	5.1%	(1.4%)	11.4%
Cypress Place	192	12/27/2000	$1,017	97.6%	97.1%	6.7%	8.6%	(45.3%)	62.8%
Lakeview Townhomes	120	10/18/2010	$1,243	95.7%	93.8%	6.7%	10.2%	19.1%	3.9%
The Colony	783	9/1/1999	$905	96.6%	97.5%	3.5%	2.9%	(43.7%)	30.7%
The Gates of Deer Grove	204	12/15/2011	$1,043	95.7%	n/a	n/a	n/a	n/a	n/a
The New Colonies	672	6/23/1998	$774	94.6%	94.8%	0.6%	1.5%	(5.3%)	9.0%
Total Chicago Region	2,566		$893	96.1%	96.2%	3.3%	4.1%	(22.2%)	24.5%	4.5%

Florida Region
The Hamptons	668	7/7/2004	$1,009	95.4%	94.5%	2.6%	3.6%	(5.6%)	13.9%
Vinings at Hampton Village	168	7/7/2004	$1,127	94.8%	96.8%	1.3%	0.6%	(12.0%)	15.3%
Total Florida Region	836		$1,033	95.3%	95.0%	2.3%	2.9%	(7.1%)	14.2%	1.3%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,323	97.7%	99.1%	4.1%	3.3%	(7.5%)	11.3%
Cambridge Village	82	3/1/2002	$1,878	97.2%	98.4%	3.6%	2.1%	1.5%	2.5%
Crescent Club Apartments	257	9/30/2010	$1,355	97.4%	97.1%	5.8%	5.6%	(0.8%)	9.9%
Devonshire Hills	656	7/16/2001	$1,655	96.1%	97.6%	3.6%	3.4%	1.5%	4.5%
Hawthorne Court	434	4/4/2002	$1,484	96.6%	96.8%	2.2%	3.0%	3.7%	2.5%
Heritage Square	80	4/4/2002	$1,871	96.5%	97.8%	6.8%	5.8%	1.8%	9.0%
Holiday Square	144	5/31/2002	$1,279	99.2%	96.9%	3.8%	7.6%	132.5%	(19.5%)
Lake Grove Apartments	368	2/3/1997	$1,524	95.2%	95.6%	4.7%	4.6%	(0.3%)	7.6%
Mid-Island Estates	232	7/1/1997	$1,474	98.2%	98.2%	4.2%	4.3%	(8.2%)	12.1%
Sayville Commons	342	7/15/2005	$1,637	96.0%	97.7%	2.5%	0.3%	10.6%	(7.4%)
South Bay Manor	61	9/11/2000	$1,692	97.3%	96.0%	2.5%	0.7%	509.9%	(43.5%)
Southern Meadows	452	6/29/2001	$1,470	96.0%	97.2%	3.6%	2.3%	1.0%	3.2%
Westwood Village Apts	242	3/1/2002	$2,514	97.1%	97.7%	4.7%	5.3%	7.7%	3.8%
Woodmont Village Apts	97	3/1/2002	$1,379	95.3%	97.1%	3.8%	4.8%	11.7%	1.6%
Yorkshire Village Apts	40	3/1/2002	$1,926	96.2%	97.5%	4.5%	2.7%	(4.0%)	8.9%
Total Long Island Region	3,647		$1,598	96.6%	97.3%	3.8%	3.5%	6.4%	1.8%	10.0%

OWNED COMMUNITY RESULTS

Third Quarter 2012						3Q '12 versus 3Q '11
						% Growth
	# of	Date	3Q '12	3Q '12	3Q '11	Rental	Total	Total	Total	3Q '12
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
New Jersey Region
Barrington Gardens	148	3/1/2005	$1,302	97.2%	96.1%	7.7%	9.0%	52.8%	(6.4%)
Chatham Hill Apartments	308	1/30/2004	$1,903	97.2%	94.5%	6.2%	8.5%	3.5%	10.6%
East Hill Gardens	33	7/8/1998	$1,624	96.6%	95.3%	4.8%	10.5%	(11.1%)	23.8%
Hackensack Gardens	198	3/1/2005	$1,187	97.7%	97.7%	5.3%	7.6%	(5.6%)	17.8%
Jacob Ford Village	270	2/15/2007	$1,337	98.6%	97.0%	5.9%	7.6%	(12.0%)	17.1%
Lakeview	106	7/8/1998	$1,438	97.5%	95.2%	4.0%	7.0%	6.0%	7.7%
Northwood Apartments	134	1/30/2004	$1,385	97.0%	96.6%	2.5%	6.2%	(7.6%)	18.1%
Oak Manor	77	7/8/1998	$1,906	98.9%	94.5%	4.1%	8.6%	3.8%	10.9%
Pleasant View	1,142	7/8/1998	$1,195	95.6%	96.5%	3.5%	2.9%	(8.5%)	10.0%
Pleasure Bay	270	7/8/1998	$1,094	96.3%	95.6%	4.1%	5.1%	(2.1%)	10.9%
Royal Gardens Apartments	550	5/28/1997	$1,306	96.4%	97.6%	4.4%	3.5%	(3.9%)	7.6%
Wayne Village	275	7/8/1998	$1,451	96.4%	97.0%	2.7%	1.2%	(9.1%)	6.9%
Windsor Realty	67	7/8/1998	$1,327	93.9%	96.4%	2.4%	(1.1%)	2.7%	(3.5%)
Total New Jersey Region	3,578		$1,336	96.6%	96.4%	4.4%	4.9%	(3.5%)	9.8%	9.1%

Philadelphia Region
Castle Club	158	3/15/2000	$1,017	93.1%	92.4%	2.9%	(1.9%)	(2.9%)	(0.9%)
Curren Terrace	318	9/23/1997	$914	95.8%	96.0%	4.1%	2.9%	(7.2%)	13.0%
Glen Brook	174	7/28/1999	$864	94.6%	96.4%	4.1%	0.7%	(0.6%)	2.2%
Glen Manor	174	9/23/1997	$817	95.6%	94.9%	(0.3%)	(0.7%)	(12.2%)	12.5%
Golf Club	399	3/15/2000	$1,150	93.2%	93.1%	3.4%	1.8%	(8.6%)	8.4%
Hill Brook Place	274	7/28/1999	$950	96.0%	94.2%	3.3%	5.9%	1.0%	10.6%
Home Properties of Bryn Mawr	316	3/15/2000	$1,463	90.2%	93.6%	9.0%	4.2%	3.0%	4.9%
Home Properties of Devon	631	3/15/2000	$1,250	93.7%	92.6%	7.0%	6.8%	(8.7%)	16.2%
New Orleans Park	442	7/28/1999	$901	95.0%	94.3%	2.7%	5.4%	(3.6%)	14.7%
Racquet Club	466	7/7/1998	$1,119	95.1%	93.8%	4.1%	5.6%	(0.5%)	9.9%
Racquet Club South	103	5/27/1999	$949	95.1%	95.6%	3.1%	3.6%	(0.1%)	7.1%
Ridley Brook	244	7/28/1999	$971	94.8%	92.8%	2.2%	3.6%	(4.9%)	12.3%
Sherry Lake	298	7/23/1998	$1,285	95.9%	96.4%	5.9%	5.4%	(5.0%)	11.1%
The Brooke at Peachtree Village	146	8/15/2005	$1,203	96.0%	93.9%	4.2%	7.2%	(8.4%)	19.0%
The Landings	384	11/22/1996	$1,081	95.7%	95.4%	5.0%	5.5%	(9.5%)	16.5%
Trexler Park	250	3/15/2000	$1,125	94.2%	92.0%	3.9%	5.8%	(2.1%)	11.6%
Trexler Park West	216	8/15/2008	$1,404	93.4%	95.4%	5.7%	2.1%	(6.5%)	7.0%
Waterview Apts	203	7/14/2011	$1,065	94.1%	n/a	n/a	n/a	n/a	n/a
William Henry	363	3/15/2000	$1,197	94.9%	94.1%	4.0%	7.8%	(14.0%)	23.8%
Total Philadelphia Region	5,559		$1,113	94.4%	94.1%	4.7%	4.6%	(5.4%)	12.0%	11.0%

Washington, D.C. Region
1200 East West	247	5/11/2010	$1,890	95.6%	96.2%	8.1%	6.8%	22.9%	(3.1%)
Arbor Park of Alexandria	851	Redevelopment	$1,470	81.7%	82.2%	7.8%	5.9%	(3.0%)	11.9%
Braddock Lee	255	3/13/1998	$1,407	97.6%	96.8%	4.0%	4.3%	3.4%	4.9%
Cider Mill	864	9/27/2002	$1,199	96.6%	95.8%	3.6%	4.2%	0.6%	7.2%
Cinnamon Run	511	12/28/2005	$1,288	94.1%	96.0%	3.2%	1.5%	12.3%	(3.2%)
Courts at Huntington Station	421	Lease Up	$1,973	93.9%	56.4%	(3.7%)	63.8%	17.8%	113.6%
East Meadow	150	8/1/2000	$1,426	96.3%	98.4%	3.9%	1.3%	4.5%	(0.6%)
Elmwood Terrace	504	6/30/2000	$980	94.6%	95.4%	5.2%	4.5%	(2.1%)	10.3%
Falkland Chase	450	9/10/2003	$1,454	94.7%	95.5%	2.2%	1.2%	(1.2%)	2.4%
Hunters Glen	108	4/19/2011	$985	95.5%	96.7%	5.6%	9.7%	(6.5%)	22.8%
Mount Vernon Square	1,387	12/27/2006	$1,299	95.0%	93.7%	2.6%	4.8%	12.2%	0.9%
Newport Village	937	10/17/2011	$1,556	95.8%	n/a	n/a	n/a	n/a	n/a
Park Shirlington	294	3/13/1998	$1,387	96.2%	97.3%	4.6%	3.0%	3.9%	2.5%
Peppertree Farm	879	12/28/2005	$1,253	94.1%	94.6%	3.2%	3.3%	3.8%	2.9%
Seminary Hill	296	7/1/1999	$1,385	97.0%	97.8%	5.8%	4.8%	(0.1%)	8.5%
Seminary Towers	544	7/1/1999	$1,455	96.0%	96.5%	5.4%	6.3%	1.5%	9.6%
Somerset Park	108	10/11/2011	$1,458	97.2%	n/a	n/a	n/a	n/a	n/a
Tamarron Apartments	132	7/15/1999	$1,595	94.6%	95.8%	3.3%	3.4%	(11.2%)	10.0%
The Apts at Cobblestone Square	314	Lease Up	$1,271	84.1%	n/a	n/a	n/a	n/a	n/a
The Apts at Wellington Trace	240	3/2/2004	$1,408	95.9%	97.3%	4.7%	4.1%	(1.8%)	7.0%
The Courts at Dulles	411	11/30/2011	$1,555	95.3%	n/a	n/a	n/a	n/a	n/a
The Courts at Fair Oaks	364	9/30/2010	$1,516	95.6%	96.9%	4.5%	4.0%	5.7%	3.3%
The Manor - MD	435	8/31/2001	$1,329	96.5%	93.7%	2.7%	6.0%	(7.1%)	13.0%
The Manor - VA	198	2/19/1999	$1,115	96.4%	97.3%	5.7%	2.4%	(7.9%)	9.1%
The Manor East	164	5/11/2012	$1,080	95.6%	n/a	n/a	n/a	n/a	n/a
The Sycamores	185	12/16/2002	$1,466	96.3%	95.6%	5.8%	4.9%	14.3%	(0.4%)
Village at Potomac Falls	247	8/5/2010	$1,404	97.2%	95.3%	9.2%	13.0%	(2.9%)	24.4%
Virginia Village	344	5/31/2001	$1,419	97.0%	97.5%	4.7%	2.8%	(6.0%)	8.6%
West Springfield	244	11/18/2002	$1,568	95.8%	95.7%	4.5%	5.1%	7.1%	4.1%
Westchester West	345	12/30/2008	$1,356	94.7%	95.3%	4.0%	5.5%	(1.6%)	9.4%
Woodleaf Apartments	228	3/19/2004	$1,284	96.1%	94.8%	2.0%	2.9%	(7.0%)	7.8%
Woodway at Trinity Centre	504	5/17/2012	$1,402	96.1%	n/a	n/a	n/a	n/a	n/a
Total Washington, D.C. Region	13,161		$1,342	95.6%	95.6%	4.1%	4.3%	3.2%	5.0%	32.7%

TOTAL OWNED PORTFOLIO	43,807		$1,259	94.9%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	37,386		$1,240	95.5%	95.5%	3.9%	4.3%	(2.1%)	8.3%

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

OWNED COMMUNITY RESULTS

September YTD						YTD '12 versus YTD '11
						% Growth
	# of	Date	YTD '12	YTD '12	YTD '11	Rental	Total	Total	Total	YTD '12
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
Baltimore Region
Annapolis Roads	282	6/17/2010	$1,273	93.0%	90.8%	1.4%	7.6%	(5.0%)	15.9%
Bonnie Ridge	960	7/1/1999	$1,137	95.7%	94.7%	3.3%	3.8%	(6.5%)	9.3%
Canterbury Apartments	618	7/15/1999	$1,002	95.3%	94.8%	3.6%	3.6%	(2.2%)	7.1%
Charleston Place	858	9/30/2010	$1,171	96.6%	96.6%	4.2%	6.3%	(5.8%)	12.4%
Country Village	344	4/30/1998	$1,043	95.5%	97.1%	6.2%	3.1%	(3.5%)	7.0%
Dunfield Townhomes	312	11/1/2007	$1,195	95.2%	95.5%	4.2%	3.4%	1.5%	4.4%
Falcon Crest	396	7/15/1999	$1,027	96.0%	95.7%	3.4%	4.5%	(5.6%)	9.5%
Fox Hall Apartments	720	3/28/2007	$893	92.5%	92.0%	3.1%	2.9%	(2.6%)	7.1%
Gateway Village	132	7/15/1999	$1,365	96.5%	95.9%	3.0%	3.8%	(2.4%)	7.1%
Heritage Woods	164	10/4/2006	$1,196	96.0%	97.3%	7.0%	5.7%	(2.0%)	9.9%
Howard Crossing	1,350	6/28/2012	$1,091	91.2%	n/a	n/a	n/a	n/a	n/a
Middlebrooke Apartments	208	4/1/2010	$987	94.4%	94.8%	6.0%	7.7%	(2.9%)	14.5%
Mill Towne Village Apts	384	5/31/2001	$921	95.4%	93.6%	2.2%	3.0%	(0.7%)	5.4%
Morningside Heights	1,050	4/30/1998	$924	92.2%	93.0%	3.9%	2.1%	0.5%	2.9%
Owings Run	504	7/15/1999	$1,264	95.3%	96.2%	2.2%	0.6%	(7.0%)	4.2%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,217	96.7%	95.6%	1.1%	2.2%	(2.2%)	4.8%
Saddle Brooke Apartments	468	10/29/2008	$1,089	94.8%	93.7%	6.2%	8.5%	(7.7%)	19.0%
Selford Townhomes	102	7/15/1999	$1,402	96.6%	94.6%	3.4%	8.5%	0.7%	12.1%
The Apts at Cambridge Court	544	8/23/2011	$1,338	92.7%	n/a	n/a	n/a	n/a	n/a
The Coves at Chesapeake	469	11/20/2006	$1,278	94.0%	91.9%	4.1%	7.8%	(8.6%)	17.2%
The Greens at Columbia	168	7/29/2010	$1,419	93.6%	95.9%	4.8%	3.0%	(2.4%)	5.3%
Timbercroft Townhomes	284	7/15/1999	$957	99.8%	99.2%	2.6%	3.7%	(5.0%)	8.7%
Top Field	156	10/4/2006	$1,314	95.1%	97.4%	4.5%	2.0%	(6.9%)	6.1%
Village Square Townhomes	370	7/15/1999	$1,190	96.0%	96.5%	2.8%	4.2%	3.9%	4.3%
Westbrooke Apartments	110	4/1/2010	$856	95.3%	94.2%	5.1%	7.5%	(8.1%)	22.9%
Total Baltimore Region	11,157		$1,096	95.0%	94.8%	3.7%	4.3%	(3.8%)	8.8%	22.6%

Boston Region
Gardencrest	695	6/28/2002	$1,628	96.9%	96.3%	5.9%	6.6%	(4.6%)	12.4%
Highland House	172	5/31/2006	$1,237	96.9%	96.4%	6.5%	7.5%	(1.3%)	14.7%
Liberty Commons	120	8/30/2006	$1,303	97.0%	96.8%	3.6%	4.1%	(1.7%)	6.7%
Liberty Place	107	6/6/2006	$1,501	96.4%	95.9%	4.2%	4.9%	0.1%	8.1%
Redbank Village	500	7/8/1998	$938	96.6%	96.5%	4.5%	6.2%	(0.6%)	11.1%
Stone Ends	280	2/12/2003	$1,305	95.5%	95.2%	5.2%	6.1%	4.5%	7.1%
The Commons at Haynes Farm	302	7/15/2011	$1,277	96.2%	n/a	n/a	n/a	n/a	n/a
The Heights at Marlborough	348	9/7/2006	$1,240	94.7%	94.7%	4.7%	6.7%	(2.4%)	13.5%
The Meadows at Marlborough	264	9/7/2006	$1,192	94.6%	95.5%	5.0%	3.7%	(3.0%)	9.2%
The Townhomes of Beverly	204	2/15/2007	$1,533	96.7%	96.8%	4.0%	5.4%	(8.7%)	14.4%
The Village at Marshfield	276	3/17/2004	$1,193	96.1%	96.3%	3.7%	4.3%	4.9%	4.0%
Westwoods	35	4/30/2007	$1,301	97.3%	96.1%	6.4%	13.5%	(17.7%)	54.7%
Total Boston Region	3,303		$1,309	96.2%	96.0%	5.0%	5.9%	(2.1%)	11.0%	8.1%

Chicago Region
Blackhawk	371	10/20/2000	$893	95.9%	95.5%	3.1%	3.7%	(10.4%)	17.4%
Courtyards Village	224	8/29/2001	$888	97.1%	97.6%	6.3%	7.0%	5.5%	8.5%
Cypress Place	192	12/27/2000	$1,002	97.4%	97.5%	7.2%	7.3%	(19.7%)	35.1%
Lakeview Townhomes	120	10/18/2010	$1,220	95.5%	93.9%	6.5%	12.9%	2.0%	22.8%
The Colony	783	9/1/1999	$893	96.7%	97.0%	3.6%	3.6%	(12.4%)	16.4%
The Gates of Deer Grove	204	12/15/2011	$1,045	93.8%	n/a	n/a	n/a	n/a	n/a
The New Colonies	672	6/23/1998	$773	95.2%	95.5%	2.8%	3.0%	0.1%	5.6%
Total Chicago Region	2,566		$884	96.2%	96.3%	4.1%	4.7%	(6.9%)	15.2%	4.0%

Florida Region
The Hamptons	668	7/7/2004	$1,001	95.2%	94.9%	2.5%	3.2%	(0.1%)	6.6%
Vinings at Hampton Village	168	7/7/2004	$1,118	95.8%	96.8%	1.5%	0.9%	(3.2%)	5.2%
Total Florida Region	836		$1,025	95.3%	95.4%	2.3%	2.6%	(0.8%)	6.3%	1.3%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,305	98.6%	98.6%	4.4%	4.8%	(11.3%)	19.0%
Cambridge Village	82	3/1/2002	$1,864	97.4%	98.3%	5.5%	3.0%	0.5%	4.9%
Crescent Club Apartments	257	9/30/2010	$1,338	95.8%	97.2%	5.7%	4.8%	(6.9%)	14.0%
Devonshire Hills	656	7/16/2001	$1,635	96.6%	96.7%	3.8%	4.1%	(1.7%)	7.6%
Hawthorne Court	434	4/4/2002	$1,474	97.1%	97.3%	3.0%	3.0%	3.0%	2.9%
Heritage Square	80	4/4/2002	$1,828	97.9%	97.5%	5.7%	6.0%	1.6%	9.7%
Holiday Square	144	5/31/2002	$1,265	98.8%	96.5%	4.0%	7.5%	24.5%	(1.4%)
Lake Grove Apartments	368	2/3/1997	$1,495	96.4%	95.4%	4.4%	5.1%	(1.3%)	9.3%
Mid-Island Estates	232	7/1/1997	$1,457	98.5%	97.5%	4.8%	6.4%	(4.3%)	13.5%
Sayville Commons	342	7/15/2005	$1,624	96.4%	96.9%	2.5%	1.6%	7.2%	(2.7%)
South Bay Manor	61	9/11/2000	$1,676	97.2%	95.4%	2.6%	4.7%	50.4%	(13.8%)
Southern Meadows	452	6/29/2001	$1,456	96.3%	96.3%	3.7%	2.6%	(1.5%)	5.6%
Westwood Village Apts	242	3/1/2002	$2,470	96.9%	96.4%	4.3%	6.3%	4.3%	7.7%
Woodmont Village Apts	97	3/1/2002	$1,367	96.4%	96.8%	3.5%	4.1%	0.3%	6.1%
Yorkshire Village Apts	40	3/1/2002	$1,894	97.0%	97.7%	3.8%	2.8%	(3.0%)	9.1%
Total Long Island Region	3,647		$1,578	96.9%	96.8%	3.9%	4.2%	1.1%	6.4%	10.3%

OWNED COMMUNITY RESULTS

September YTD						YTD '12 versus YTD '11
						% Growth
	# of	Date	YTD '12	YTD '12	YTD '11	Rental	Total	Total	Total	YTD '12
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
New Jersey Region
Barrington Gardens	148	3/1/2005	$1,277	96.8%	96.5%	7.6%	8.7%	8.8%	8.7%
Chatham Hill Apartments	308	1/30/2004	$1,865	95.3%	94.7%	6.7%	6.8%	(1.0%)	10.5%
East Hill Gardens	33	7/8/1998	$1,609	97.2%	93.7%	4.1%	10.5%	1.6%	15.9%
Hackensack Gardens	198	3/1/2005	$1,170	97.4%	98.2%	5.3%	5.3%	1.1%	8.6%
Jacob Ford Village	270	2/15/2007	$1,316	98.7%	96.4%	6.5%	9.3%	(11.0%)	21.1%
Lakeview	106	7/8/1998	$1,424	97.4%	96.1%	3.9%	4.4%	(2.9%)	9.9%
Northwood Apartments	134	1/30/2004	$1,381	96.8%	96.7%	3.7%	5.9%	8.3%	4.3%
Oak Manor	77	7/8/1998	$1,874	98.1%	95.4%	5.3%	7.0%	0.8%	10.2%
Pleasant View	1,142	7/8/1998	$1,187	95.4%	95.9%	3.7%	3.2%	(2.9%)	7.3%
Pleasure Bay	270	7/8/1998	$1,077	96.1%	95.2%	3.9%	4.8%	(5.6%)	14.9%
Royal Gardens Apartments	550	5/28/1997	$1,290	96.7%	96.4%	4.0%	4.2%	(6.9%)	11.9%
Wayne Village	275	7/8/1998	$1,439	97.0%	96.3%	3.0%	3.6%	(4.6%)	8.3%
Windsor Realty	67	7/8/1998	$1,316	94.6%	96.6%	2.7%	1.8%	(1.8%)	4.7%
Total New Jersey Region	3,578		$1,320	96.4%	96.0%	4.5%	5.0%	(2.9%)	10.2%	9.0%

Philadelphia Region
Castle Club	158	3/15/2000	$1,011	95.1%	93.8%	4.1%	3.1%	0.3%	5.5%
Curren Terrace	318	9/23/1997	$904	95.7%	95.1%	4.8%	5.0%	(4.3%)	14.6%
Glen Brook	174	7/28/1999	$859	94.0%	93.7%	3.9%	3.3%	(5.3%)	15.6%
Glen Manor	174	9/23/1997	$820	94.5%	95.4%	1.1%	(2.4%)	(4.7%)	0.2%
Golf Club	399	3/15/2000	$1,131	94.5%	94.3%	3.9%	2.0%	(6.7%)	7.5%
Hill Brook Place	274	7/28/1999	$937	96.1%	95.1%	4.4%	3.4%	(3.1%)	9.8%
Home Properties of Bryn Mawr	316	3/15/2000	$1,422	93.6%	93.0%	12.1%	9.9%	(9.6%)	22.8%
Home Properties of Devon	631	3/15/2000	$1,223	93.6%	93.5%	7.9%	5.9%	(4.4%)	12.4%
New Orleans Park	442	7/28/1999	$894	94.9%	94.8%	3.5%	2.1%	(2.7%)	7.2%
Racquet Club	466	7/7/1998	$1,109	95.4%	95.1%	5.3%	4.1%	(2.6%)	8.9%
Racquet Club South	103	5/27/1999	$942	95.1%	96.3%	4.6%	1.5%	(2.2%)	5.1%
Ridley Brook	244	7/28/1999	$963	95.6%	93.6%	3.0%	3.7%	(3.2%)	10.6%
Sherry Lake	298	7/23/1998	$1,259	96.8%	96.3%	5.5%	4.2%	(2.5%)	8.0%
The Brooke at Peachtree Village	146	8/15/2005	$1,178	97.3%	96.6%	4.3%	4.9%	(2.4%)	9.8%
The Landings	384	11/22/1996	$1,059	96.2%	96.3%	5.7%	5.0%	0.1%	8.4%
Trexler Park	250	3/15/2000	$1,111	94.4%	95.0%	5.1%	3.8%	(5.1%)	10.3%
Trexler Park West	216	8/15/2008	$1,365	95.1%	96.6%	5.9%	5.4%	0.3%	8.3%
Waterview Apts	203	7/14/2011	$1,056	93.2%	n/a	n/a	n/a	n/a	n/a
William Henry	363	3/15/2000	$1,188	94.6%	94.1%	6.4%	8.2%	(8.9%)	22.0%
Total Philadelphia Region	5,559		$1,096	95.0%	94.8%	5.7%	4.6%	(4.1%)	11.3%	11.5%

Washington, D.C. Region
1200 East West	247	5/11/2010	$1,883	96.3%	95.8%	9.1%	11.1%	3.9%	15.1%
Arbor Park of Alexandria	851	Redevelopment	$1,444	80.8%	88.7%	8.6%	(0.7%)	(4.1%)	1.5%
Braddock Lee	255	3/13/1998	$1,382	98.0%	97.7%	4.2%	3.1%	1.8%	3.9%
Cider Mill	864	9/27/2002	$1,186	96.0%	94.9%	3.7%	4.7%	2.6%	6.2%
Cinnamon Run	511	12/28/2005	$1,275	93.4%	95.2%	3.1%	2.1%	5.8%	0.4%
Courts at Huntington Station	421	Lease Up	$1,996	86.1%	n/a	n/a	n/a	n/a	n/a
East Meadow	150	8/1/2000	$1,403	97.4%	98.4%	4.4%	2.1%	(2.4%)	4.7%
Elmwood Terrace	504	6/30/2000	$963	95.4%	95.2%	4.5%	5.2%	(2.0%)	11.3%
Falkland Chase	450	9/10/2003	$1,439	95.4%	95.0%	3.1%	3.4%	2.7%	3.8%
Hunters Glen	108	4/19/2011	$970	96.0%	n/a	n/a	n/a	n/a	n/a
Mount Vernon Square	1,387	12/27/2006	$1,282	94.6%	95.0%	3.7%	3.7%	2.8%	4.2%
Newport Village	937	10/17/2011	$1,551	94.8%	n/a	n/a	n/a	n/a	n/a
Park Shirlington	294	3/13/1998	$1,371	97.2%	97.5%	4.7%	3.5%	1.9%	4.5%
Peppertree Farm	879	12/28/2005	$1,243	94.3%	93.0%	3.1%	4.4%	2.2%	5.6%
Seminary Hill	296	7/1/1999	$1,362	97.6%	97.8%	5.6%	4.7%	0.3%	7.8%
Seminary Towers	544	7/1/1999	$1,432	95.7%	95.9%	6.3%	5.5%	1.3%	8.4%
Somerset Park	108	10/11/2011	$1,436	97.5%	n/a	n/a	n/a	n/a	n/a
Tamarron Apartments	132	7/15/1999	$1,572	95.7%	96.7%	3.1%	2.0%	(8.3%)	6.6%
The Apts at Cobblestone Square	314	Lease Up	$1,266	76.9%	n/a	n/a	n/a	n/a	n/a
The Apts at Wellington Trace	240	3/2/2004	$1,387	96.7%	97.9%	5.8%	4.9%	(0.2%)	7.3%
The Courts at Dulles	411	11/30/2011	$1,542	94.5%	n/a	n/a	n/a	n/a	n/a
The Courts at Fair Oaks	364	9/30/2010	$1,491	96.1%	95.9%	4.3%	5.6%	4.9%	5.9%
The Manor - MD	435	8/31/2001	$1,317	95.6%	94.1%	3.2%	5.5%	(6.7%)	12.4%
The Manor - VA	198	2/19/1999	$1,098	97.3%	97.9%	7.1%	5.0%	(2.9%)	10.5%
The Manor East	164	5/11/2012	$1,049	95.9%	n/a	n/a	n/a	n/a	n/a
The Sycamores	185	12/16/2002	$1,440	96.8%	96.3%	5.8%	6.0%	4.5%	6.7%
Village at Potomac Falls	247	8/5/2010	$1,378	97.0%	96.5%	8.2%	9.4%	(0.2%)	15.6%
Virginia Village	344	5/31/2001	$1,405	96.9%	98.3%	6.5%	2.8%	(6.4%)	8.3%
West Springfield	244	11/18/2002	$1,549	95.9%	97.4%	6.3%	6.1%	5.2%	6.6%
Westchester West	345	12/30/2008	$1,329	94.1%	93.2%	2.8%	5.1%	2.4%	6.6%
Woodleaf Apartments	228	3/19/2004	$1,284	95.8%	93.7%	3.5%	5.5%	(0.2%)	8.3%
Woodway at Trinity Centre	504	5/17/2012	$1,371	95.7%	n/a	n/a	n/a	n/a	n/a
Total Washington, D.C. Region	13,161		$1,326	95.6%	95.6%	4.5%	4.7%	1.2%	6.7%	33.2%

TOTAL OWNED PORTFOLIO	43,807		$1,246	95.0%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	37,386		$1,224	95.7%	95.6%	4.4%	4.6%	(1.8%)	8.8%

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison By Region - Core Properties

Sequential Comparison
Third Quarter 2012 vs. Second Quarter 2012

Region	% Units	3Q '12	2Q '12	Variance

Washington, D.C.	25.0%	95.6%	96.0%	(0.4%)
Baltimore	24.8%	94.4%	95.7%	(1.3%)
New Jersey, Long Island	19.3%	96.6%	97.2%	(0.6%)
Philadelphia	14.3%	94.4%	95.3%	(0.9%)
Boston	8.0%	96.6%	96.3%	0.3%
Chicago	6.3%	96.1%	96.5%	(0.4%)
Florida	2.3%	95.3%	96.6%	(1.3%)

Total Core	100.0%	95.5%	96.2%	(0.7%)

Year over Year Comparison
Third Quarter 2012 vs. Third Quarter 2011

Region	% Units	3Q '12	3Q '11	Variance

Washington, D.C.	25.0%	95.6%	95.6%	0.0%
Baltimore	24.8%	94.4%	94.5%	(0.1%)
New Jersey, Long Island	19.3%	96.6%	96.9%	(0.3%)
Philadelphia	14.3%	94.4%	94.1%	0.3%
Boston	8.0%	96.6%	96.2%	0.4%
Chicago	6.3%	96.1%	96.2%	(0.1%)
Florida	2.3%	95.3%	95.0%	0.3%

Total Core	100.0%	95.5%	95.5%	0.0%

September vs. Quarter Comparison

Region	% Units	Sep '12	3Q '12	Variance

Washington, D.C.	25.0%	95.4%	95.6%	(0.2%)
Baltimore	24.8%	94.3%	94.4%	(0.1%)
New Jersey, Long Island	19.3%	96.3%	96.6%	(0.3%)
Philadelphia	14.3%	94.3%	94.4%	(0.1%)
Boston	8.0%	96.2%	96.6%	(0.4%)
Chicago	6.3%	95.8%	96.1%	(0.3%)
Florida	2.3%	95.3%	95.3%	0.0%

Total Core	100.0%	95.3%	95.5%	(0.2%)

Net Operating Results - Core Properties

Sequential Results
Third Quarter 2012 vs. Second Quarter 2012
		Base Rental	Total
Region	% Units	Revenues(1)(2)	Revenues	Expenses	NOI

Washington, D.C.	25.0%	0.7%	0.7%	7.8%	(2.9%)
Baltimore	24.8%	(0.2%)	(0.2%)	(0.3%)	(0.2%)
New Jersey, Long Island	19.3%	0.6%	1.0%	(0.3%)	1.7%
Philadelphia	14.3%	0.4%	(0.6%)	(2.9%)	0.9%
Boston	8.0%	1.9%	2.2%	(1.5%)	4.1%
Chicago	6.3%	0.4%	(0.2%)	(32.5%)	30.1%
Florida	2.3%	0.0%	(0.5%)	0.8%	(1.6%)

Total Core	100.0%	0.5%	0.5%	(0.7%)	1.1%

(1)
On a sequential basis, compared to the 2012 second quarter results for Core properties, average monthly rental rates were up 1.4% in the third quarter of 2012.  This increase was offset by a 0.9% seasonal decline in economic occupancy resulting in a 0.5% increase in base rental revenue.

Year Over Year Results
Third Quarter 2012 vs. Third Quarter 2011
		Base Rental	Total
Region	% Units	Revenues(2)	Revenues	Expenses	NOI

Washington, D.C.	25.0%	4.3%	4.3%	3.2%	5.0%
Baltimore	24.8%	3.2%	3.7%	(4.4%)	8.1%
New Jersey, Long Island	19.3%	3.7%	4.2%	2.0%	5.4%
Philadelphia	14.3%	4.9%	4.6%	(5.4%)	12.0%
Boston	8.0%	6.3%	6.6%	(4.5%)	13.1%
Chicago	6.3%	3.7%	4.1%	(22.2%)	24.5%
Florida	2.3%	4.8%	2.9%	(7.1%)	14.2%

Total Core	100.0%	4.2%	4.3%	(2.1%)	8.3%

(2)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Percentage Change in New Lease and Renewal Lease Rents Compared to
Expiring Lease Rents - Core Properties

	1Q '11		2Q '11		3Q '11		4Q '11		YTD '11
Region	New	Renewal	New	Renewal	New	Renewal	New	Renewal	New	Renewal
Baltimore	1.9%	3.5%	5.2%	4.3%	3.5%	4.1%	0.0%	3.8%	3.0%	4.0%

Boston	2.0%	3.5%	6.8%	4.3%	5.0%	4.2%	2.6%	4.3%	4.6%	4.2%

Chicago	3.7%	4.0%	5.0%	4.6%	4.3%	5.0%	1.1%	4.8%	3.9%	4.8%

Florida	(1.8%)	1.5%	1.9%	2.4%	(0.8%)	3.5%	(0.1%)	3.7%	(0.3%)	2.9%

New Jersey, Long Island	0.3%	3.2%	4.6%	3.4%	5.7%	3.8%	3.3%	3.9%	4.2%	3.7%

Philadelphia	4.0%	3.4%	9.9%	5.1%	7.6%	4.8%	4.2%	3.5%	7.2%	4.3%

Washington, D.C.	2.7%	4.4%	4.8%	4.7%	5.2%	4.4%	3.6%	4.3%	4.4%	4.5%

Total Core	1.9%	3.6%	5.7%	4.3%	5.1%	4.2%	2.5%	4.0%	4.3%	4.1%

Spread (1)	1.7%		(1.4%)		(0.9%)		1.5%		(0.2%)

	1Q '12		2Q '12		3Q '12
Region	New	Renewal	New	Renewal	New	Renewal
Baltimore	0.1%	3.6%	1.9%	3.4%	2.3%	4.0%

Boston	3.8%	4.1%	6.6%	3.6%	5.4%	4.5%

Chicago	0.1%	3.8%	1.5%	3.4%	3.1%	3.4%

Florida	1.1%	2.4%	5.9%	2.5%	4.9%	4.3%

New Jersey, Long Island	1.9%	4.0%	4.0%	3.3%	3.1%	3.4%

Philadelphia	6.0%	3.0%	6.7%	3.4%	4.6%	4.5%

Washington, D.C.	1.3%	4.1%	3.4%	3.9%	3.5%	4.3%

Total Core	1.8%	3.8%	3.8%	3.5%	3.4%	4.0%

Spread (1)	2.0%		(0.3%)		0.6%

(1)	Spread is the difference between the percentage change in rents on renewed leases compared to new leases.

2011/2012 Price Change
Core Properties
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
96.4%
96.2%
96.0%
95.8%
95.6%
95.4%
95.2%
95.0%
94.8%
5.7%
5.1%
4.3%
4.2%
4.0%
3.6%
3.8%
3.8%
4.0%
3.5%
3.4%
2.5%
1.8%
1.9%
1Q'11
2Q'11
3Q'11
4Q'11
1Q'12
2Q'12
3Q'12
Occupancy
Renewal
New

Resident Statistics

Top Six Reasons for Moveouts - Owned Communities
	3Q '12	2Q '12	1Q '12	4Q '11	3Q '11	2Q '11	1Q '11	Year '11	Year '10	Year '09

Location convenience/
apartment size	13.0%	13.5%	11.7%	12.8%	14.1%	13.0%	12.6%	13.1%	12.1%	10.1%

Eviction/skip	12.7%	12.8%	16.9%	16.2%	14.4%	14.8%	20.4%	16.4%	15.6%	14.0%

Transfer w/in HME	12.5%	11.5%	15.0%	13.7%	11.0%	10.6%	11.2%	11.6%	12.3%	12.9%

Employment related	12.5%	13.4%	12.6%	12.3%	12.9%	13.6%	15.0%	13.4%	13.9%	15.7%

Home purchase	11.2%	11.2%	9.6%	11.4%	10.8%	9.9%	9.5%	10.4%	11.0%	12.3%

Domestic situation	11.2%	12.7%	8.3%	7.7%	10.5%	13.1%	6.9%	9.6%	9.8%	8.7%

Traffic - Core					Turnover - Core
			Signed	Signed
	Traffic	Traffic	Leases	Leases
	3Q '12	YTD '12	3Q '12	YTD '12
	vs.	vs.	vs.	vs.
	3Q '11	YTD '11	3Q '11	YTD '11	3Q '12	3Q '11	YTD '12	YTD '11

Region
Baltimore	2.3%	1.0%	(0.8%)	0.6%	12.4%	12.7%	30.5%	29.7%
Boston	(5.0%)	(2.4%)	3.8%	(5.6%)	11.5%	12.5%	29.6%	30.5%
Chicago	(9.7%)	(7.1%)	(22.7%)	(8.6%)	14.4%	16.3%	38.9%	37.5%
Florida	6.8%	(0.7%)	(3.0%)	(0.4%)	10.8%	12.9%	33.0%	35.5%
Long Island	(4.0%)	(7.7%)	0.0%	(9.4%)	10.5%	9.3%	25.8%	24.2%
New Jersey	(8.6%)	(3.1%)	2.2%	(0.3%)	9.7%	10.6%	27.1%	27.6%
Philadelphia	(10.6%)	(8.3%)	(11.8%)	(1.1%)	13.4%	13.9%	33.6%	33.1%
Washington, D.C.	(12.9%)	(10.4%)	(6.6%)	3.1%	10.8%	10.7%	27.6%	26.5%

Total Core	(6.3%)	(5.3%)	(5.4%)	(1.2%)	11.7%	12.1%	29.9%	29.3%

Bad Debt as % of Rent and Utility Recovery - Core

	3Q '12	3Q '11	YTD '12	YTD '11
	1.13%	1.38%	1.00%	1.18%

Net Operating Income Detail
($ in thousands, except per unit data)

Core Properties
			Qtr	%			YTD	%
	3Q '12	3Q '11	Variance	Variance	YTD '12	YTD '11	Variance	Variance

Rent	$131,242	$126,012	$5,230	4.2%	$390,075	$372,352	$17,723	4.8%
Utility recovery	4,255	3,947	308	7.8%	15,427	16,230	(803)	(4.9%)
Rent including recoveries	135,497	129,959	5,538	4.3%	405,502	388,582	16,920	4.4%
Other income	6,333	5,975	358	6.0%	19,230	17,398	1,832	10.5%

Total income	141,830	135,934	5,896	4.3%	424,732	405,980	18,752	4.6%
Operating & maintenance	(50,743)	(51,845)	1,102	2.1%	(156,214)	(159,081)	2,867	1.8%

Core Properties NOI	$91,087	$84,089	$6,998	8.3%	$268,518	$246,899	$21,619	8.8%

Physical Occupancy %	95.5%	95.5%	0.0%		95.7%	95.6%	0.1%

Weighted Avg Rent per Unit	$1,240	$1,193	$47	3.9%	$1,224	$1,173	$51	4.4%

Acquired Properties (1)			Redevelopment Properties (2)
	3Q '12	YTD '12		3Q '12	YTD '12

Rent	$17,710	$41,077	Rent	$3,047	$8,881
Utility recovery	848	1,984	Utility recovery	114	355
Rent including recoveries	18,558	43,061	Rent including recoveries	3,161	9,236
Other income	646	1,544	Other income	143	451

Total income	19,204	44,605	Total income	3,304	9,687
Operating & maintenance	(6,676)	(15,686)	Operating & maintenance	(1,209)	(3,581)

Acquired Properties NOI	$12,528	$28,919	Developed Properties NOI	$2,095	$6,106

Physical Occupancy %	94.2%	94.2%	Physical Occupancy %	81.7%	80.8%

Weighted Avg Rent per Unit	$1,306	$1,334	Weighted Avg Rent per Unit	$1,470	$1,444

Development Properties (3)
	3Q '12	YTD '12

Rent	$3,336	$8,298
Utility recovery	62	123
Rent including recoveries	3,398	8,421
Other income	253	671

Total income	3,651	9,092
Operating & maintenance	(1,347)	(3,464)

Development Properties NOI	$2,304	$5,628

Physical Occupancy %	(see development pipeline schedule)

Weighted Avg Rent per Unit	$1,673	$1,756

(1)	Acquired Properties consists of properties acquired subsequent to January 1, 2011, such that full year operating results are not available.

(2)	Redevelopment Properties consists of one property, Arbor Park of Alexandria, where 851 units in fifty-two buildings are being extensively renovated on a building by building basis.

(3)
Development Properties consists of two properties, Courts at Huntington Station where construction was completed in 2011 and is currently in Lease up; and The Apts at Cobblestone Square where construction was completed in 3Q'12 and is currently in Lease-up.

Seasonality Factor for NAV Calculation

To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 25.3%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%			YTD	%
	3Q '12	3Q '11	Variance	Variance	YTD '12	YTD '11	Variance	Variance

Electricity	$2,122	$2,290	$(168)	(7.3%)	$5,683	$6,212	$(529)	(8.5%)

Gas	1,313	1,391	(78)	(5.6%)	9,319	11,673	(2,354)	(20.2%)

Water & sewer	4,517	4,388	129	2.9%	12,921	12,592	329	2.6%

Repairs & maintenance	9,012	9,419	(407)	(4.3%)	23,568	23,860	(292)	(1.2%)

Personnel expense	11,497	12,341	(844)	(6.8%)	35,909	37,121	(1,212)	(3.3%)

Advertising	1,188	1,117	71	6.4%	3,387	3,298	89	2.7%

Legal & professional	408	656	(248)	(37.8%)	1,406	1,477	(71)	(4.8%)

Office & telephone	1,476	1,557	(81)	(5.2%)	4,717	4,497	220	4.9%

Property insurance	1,530	1,658	(128)	(7.7%)	5,239	4,478	761	17.0%

Real estate taxes	13,346	12,113	1,233	10.2%	40,002	37,853	2,149	5.7%

Snow	-	(4)	4	(100.0%)	256	1,483	(1,227)	(82.7%)

Trash	744	793	(49)	(6.2%)	2,317	2,338	(21)	(0.9%)

Property management G & A	3,590	4,126	(536)	(13.0%)	11,490	12,199	(709)	(5.8%)

Total Core	$50,743	$51,845	$(1,102)	(2.1%)	$156,214	$159,081	$(2,867)	(1.8%)

Discontinued Operations (1)
($ in thousands)

The operating results of discontinued operations are summarized as follows for the three and nine months ended September 30, 2012 and 2011:

	3Q '12	3Q '11	YTD '12	YTD '11
Revenues:
Rental income	$952	$1,058	$3,176	$3,194
Property other income	207	119	503	448
Total revenues	1,159	1,177	3,679	3,642
Expenses:
Operating and maintenance	472	514	1,501	1,567
Interest expense	-	62	81	186
Depreciation and amortization	221	324	881	969
Total expenses	693	900	2,463	2,722
Income from discontinued operations	$466	$277	$1,216	$920

(1)	Discontinued operations consists of two properties (424 units) disposed in 3Q '12, Chesterfield Apartments on 9/13/12 and Woodholme Manor on 9/20/12.

Summary Of Recent Acquisitions
($ in millions, except unit and per unit data)

							Wtd. Avg.
			Purchase	# of	CAP	Purchase	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2012 Acquisitions

The Manor East	Suburban D.C.	VA	5/11/2012	164	7.0%	$16.2	$98,780
Woodway at Trinity Centre	Suburban D.C.	VA	5/17/2012	504	5.7%	96.0	190,476
Howard Crossing	Baltimore	MD	6/28/2012	1,350	5.9%	186.0	137,778
			Total 2012	2,018	5.9%	$298.2	$147,770

2011 Acquisitions

Hunters Glen	Suburban D.C.	MD	4/19/2011	108	7.2%	$7.0	$64,815
Waterview Apartments	Philadelphia	PA	7/14/2011	203	5.7%	24.6	121,182
The Commons at Haynes Farm	Boston	MA	7/15/2011	302	5.9%	40.5	134,106
The Apartments at Cambridge Court	Baltimore	MD	8/23/2011	544	5.4%	90.4	166,176
Somerset Park	Suburban D.C.	VA	10/11/2011	108	5.2%	20.3	187,500
Newport Village	Suburban D.C.	VA	10/17/2011	937	5.4%	205.0	218,783
The Courts at Dulles	Suburban D.C.	VA	11/30/2011	411	5.2%	92.8	225,669
The Gates of Deer Grove	Chicago	IL	12/15/2011	204	6.2%	20.2	99,020
			Total 2011	2,817	5.5%	$500.7	$177,742

		Total 2012 and 2011 Acquisitions		4,835	5.6%	$798.9	$165,233

(1)	CAP rate based on projected NOI at the time of acquisition after an allowance for a 2.7% management fee but before capital expenditures.

Summary Of Recent Sales
($ in millions, except unit and per unit data)
							Wtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate (1)	Price	Unit
2012 Sales
Chesterfield Apartments	Philadelphia	PA	9/13/2012	247	6.1%	$25.2	$101,842
Woodholme Manor	Baltimore	MD	9/20/2012	177	7.0%	16.0	90,395
			Subtotal	424	6.5%	$41.2	$97,064
Sold after the close of the 3rd quarter
Curren Terrace	Philadelphia	PA	10/11/2012	318	6.0%	29.8	93,689
			Total 2012	742	6.3%	$70.9	$95,617

2011 Sales
			Total 2011	-		$-

		Total 2012 and 2011 Sales		742	6.3%	$70.9	$95,617

(1)	CAP rate based on historical NOI after an allowance for a 2.7% management fee but before capital expenditures.

Breakdown Of Owned Units By Market

			Net			Net
			Acquired/			Acquired/
		As of	Developed	As of	12/31/2011	Developed	As of	Current
Market	State	12/31/2010	in 2011	12/31/2011	% of Units	in 2012	9/30/2012	% of Units
Suburban Washington, D.C.	MD/VA	10,393	1,837	12,230	29.2%	931	13,161	30.0%
Baltimore	MD	9,440	544	9,984	23.8%	1,173	11,157	25.5%
Suburban New York City	NY/NJ	7,225	-	7,225	17.2%	-	7,225	16.5%
Philadelphia	PA	5,603	203	5,806	13.8%	(247)	5,559	12.7%
Boston	MA	3,002	302	3,304	7.9%	(1)	3,303	7.5%
Chicago	IL	2,362	204	2,566	6.1%	-	2,566	5.9%
Florida	FL	836	-	836	2.0%	-	836	1.9%

Total		38,861	3,090	41,951	100.0%	1,856	43,807	100.0%

Debt Summary Schedule
		INTEREST	09/30/12	MATURITY	YEARS TO
PROPERTY	LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

Liberty Place	CW Capital - Fannie Mae	5.710	5,586,723	11/01/12	0.09
Hackensack Gardens - 1st	JPMorgan Chase - Fannie Mae	5.260	4,201,860	03/01/13	0.42
Hackensack Gardens - 2nd	JPMorgan Chase - Fannie Mae	5.440	4,122,091	03/01/13	0.42
Barrington Gardens	Wachovia - Freddie Mac	4.960	10,649,212	04/01/13	0.50
Canterbury Apartments - 1st	M&T Realty-Fannie Mae	5.020	25,546,193	05/01/13	0.58
Canterbury Apartments - 2nd	M&T Realty-Fannie Mae	6.460	16,230,286	05/01/13	0.58
Multi-Property Facility	Prudential - Fannie Mae	6.475	100,000,000	08/31/13	0.92
Saddle Brook Apts. - 1st	Wells Fargo - Fannie Mae	5.840	26,429,034	11/01/13	1.09
Saddle Brook Apts. - 2nd	Wells Fargo - Fannie Mae	6.290	3,103,296	11/01/13	1.09
Falkland Chase	Centerline (CIII) - Fannie Mae	5.480	10,115,365	04/01/14	1.50
The Apts. At Wellington Trace	M&T Realty - Freddie Mac	5.520	23,066,649	04/01/14	1.50
Hawthorne Court	Centerline (CIII) - Fannie Mae	5.270	33,175,002	07/01/14	1.75
The Greens at Columbia	M&T Realty-Fannie Mae	3.930	9,343,994	08/01/14	1.84
Curren Terrace - 1st	M&T Realty - Freddie Mac	5.360	12,901,577	10/01/14	2.00
Curren Terrace - 2nd	M&T Realty - Freddie Mac	5.090	9,486,195	10/01/14	2.00
Westchester West - 1st	Berkeley Point Capital - Freddie	6.150	26,278,788	03/01/15	2.42
Westchester West - 2nd	Berkeley Point Capital - Freddie	6.640	7,317,156	03/01/15	2.42
Stratford Greens	Capital One Bank	5.750	29,966,303	07/01/15	2.75
Sayville Commons	M&T Realty - Freddie Mac	5.000	38,269,739	08/01/15	2.84
Charleston Place	Wells Fargo - Freddie Mac	3.770	32,274,298	09/01/15	2.92
Charleston Place	Wells Fargo - Freddie Mac	3.770	22,228,994	09/02/15	2.92
Charleston Place	Wells Fargo - Freddie Mac	3.770	19,375,879	09/03/15	2.93
Cypress Place Apartments	Prudential - Fannie Mae	6.555	9,962,729	11/01/15	3.09
Golf Club Apartments	Prudential - Fannie Mae	6.380	32,103,623	11/01/15	3.09
Northwood Apartments	M&T Realty - Freddie Mac	5.500	10,259,752	12/01/15	3.17
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.250	48,502,613	01/01/16	3.25
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.550	5,035,504	01/01/16	3.25
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.250	74,655,074	01/01/16	3.25
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.550	1,831,089	01/01/16	3.25
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.565	49,167,290	02/01/16	3.34
Devonshire - 1st	Wachovia - Fannie Mae	5.600	36,002,145	04/01/16	3.50
Devonshire - 2nd	Wachovia - Fannie Mae	6.235	8,154,766	04/01/16	3.50
Mid-Island	Prudential - Fannie Mae	5.480	18,928,992	04/01/16	3.50
Owings Run 1 & 2	Prudential - Fannie Mae	5.590	40,991,860	04/01/16	3.50
The Manor East	KeyBank - Freddie Mac	3.250	7,199,580	04/01/16	3.50
Country Village	Centerline (CIII) - Fannie Mae	5.520	18,067,367	06/01/16	3.67
Fox Hall Apartments	Columbia Nat'l - Freddie Mac	5.610	47,000,000	06/01/17	4.67
Mill Towne Village	Prudential - Fannie Mae	5.990	24,239,000	09/01/17	4.92
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	5.09
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.810	39,285,000	12/01/17	5.17
Chatham Hill	M&T Realty - Freddie Mac	5.590	43,333,056	01/01/18	5.26
William Henry Apartments	PNC - Fannie Mae	4.850	27,949,677	01/01/18	5.26
Seminary Towers Apartments	Prudential - Fannie Mae	5.485	53,515,000	07/01/18	5.75
The Manor (MD)	Prudential - Fannie Mae	4.230	45,282,220	11/01/18	6.09
Bonnie Ridge - 1st	Prudential Life	6.600	9,216,002	12/15/18	6.21
Bonnie Ridge - 2nd	Prudential Life	6.160	17,087,175	12/15/18	6.21
Bonnie Ridge - 3rd	Prudential Life	6.070	24,180,401	12/15/18	6.21
Annapolis Roads	Amerisphere - Fannie Mae	5.120	23,434,025	01/01/19	6.26
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.750	17,822,125	01/01/19	6.26
The Sycamores	M&T Realty - Freddie Mac	5.710	20,775,317	01/01/19	6.26
Top Field Apartments	M&T Realty - Fannie Mae	4.840	16,217,821	01/01/19	6.26
Westwood Village	M&T Realty - Freddie Mac	5.680	45,517,529	01/01/19	6.26
Timbercroft III - 2nd	M & T Realty - HUD	8.375	1,863,058	06/01/19	6.67
Timbercroft Townhomes 1 - 2nd	M & T Realty - HUD	8.375	1,264,876	06/01/19	6.67
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.470	12,025,986	07/01/19	6.75
Glen Manor	Prudential - Fannie Mae	5.830	7,743,796	08/01/19	6.84
Ridley Brook	Prudential - Fannie Mae	5.830	12,855,373	08/01/19	6.84
The Courts at Fair Oaks	CW Capital - Freddie Mac CME	4.500	48,411,511	08/01/19	6.84
Southern Meadows	Red Mortgage - Fannie Mae	5.360	39,817,628	10/01/19	7.01
Elmwood Terrace	M & T Realty - Fannie Mae	5.560	26,151,138	11/01/19	7.09
Lakeview	Greystone - Fannie Mae	5.310	8,875,463	12/01/19	7.17
The Landings	Prudential - Fannie Mae	5.600	25,568,228	01/01/20	7.26
East Meadow Apartments	M&T Realty - Freddie Mac	5.400	14,392,724	05/01/20	7.59
Selford Townhomes	M&T Realty - Freddie Mac	5.400	8,701,183	05/01/20	7.59
South Bay Manor	M&T Realty - Freddie Mac	5.400	6,598,397	05/01/20	7.59
Stone Ends Apts.	M&T Realty - Freddie Mac	5.400	24,508,332	05/01/20	7.59
Tamarron Apartments	M&T Realty - Freddie Mac	5.400	14,400,458	05/01/20	7.59
The Manor (VA)	M&T Realty - Freddie Mac	5.400	13,515,838	05/01/20	7.59
Woodmont Village	M&T Realty - Freddie Mac	5.400	9,752,093	05/01/20	7.59
Trexler Park	Greystone - Fannie Mae	4.340	37,584,587	08/01/20	7.84
Arbor Park of Alexandria	Prudential - Fannie Mae	4.350	94,763,177	11/01/20	8.09

Debt Summary Schedule (continued)
			INTEREST	09/30/12	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY

FIXED RATE SECURED

New Orleans Park		M & T Realty - Fannie Mae	4.580	23,040,766	11/01/20	8.09
Racquet Club East		PNC - Fannie Mae	4.740	36,882,797	12/01/20	8.18
Heritage Woods Apts		Greystone - Fannie Mae	5.390	14,181,711	01/01/21	8.26
The Meadows at Marlborough		Prudential - Fannie Mae	5.500	20,715,592	01/01/21	8.26
Home Properties of Devon		M & T Realty - Fannie Mae	4.850	59,464,073	08/01/21	8.84
Pleasant View Gardens		Prudential - Fannie Mae	4.510	93,777,745	11/01/21	9.09
Dunfield Townhomes		Midland Mortgage - HUD	5.250	11,119,630	09/01/28	15.93
Highland House		Arbor Comml - Fannie Mae	6.320	5,597,492	01/01/29	16.27
Westwoods		Midland Loan Services - HUD	5.940	3,417,663	06/01/34	21.68

WTD AVG - FIXED SECURED			5.302	2,009,376,681		5.17

VARIABLE RATE SECURED
Virginia Village		Wachovia - Freddie Mac	2.089	28,486,181	07/01/15	2.75
Hill Brook Apts		M&T Realty - Freddie Mac	3.350	12,360,445	09/01/16	3.92
Wayne Village		M&T Realty - Freddie Mac	3.497	25,182,582	09/01/16	3.92
Cider Mill Apts		M&T Realty - Freddie Mac	3.401	60,483,130	01/01/17	4.26
The Heights at Marlborough		PNC Real Estate	3.601	22,763,898	01/01/17	4.26
Sherry Lake		M&T Realty - Freddie Mac	3.127	25,079,450	04/01/17	4.50
Falkland Chase		Montgomery Cty HOC-Fannie	1.252	24,695,000	10/01/30	18.01

WTD AVG - VARIABLE SECURED			2.944	199,050,686		5.72

WTD AVG - TOTAL SECURED DEBT			5.089	2,208,427,367		5.22

FIXED RATE UNSECURED
Private Placement Senior Notes - Series A		Various Investors	4.460	90,000,000	12/19/18	6.22
Private Placement Senior Notes - Series B		Various Investors	5.000	60,000,000	12/19/21	9.22
Senior Notes		Prudential Life Insurance	4.160	50,000,000	06/27/19	6.74
Bank Term Loan w/ Interest Rate Swap		M and T Bank et. al.	1.985	250,000,000	12/08/16	4.19

VARIABLE RATE UNSECURED
Bank Demand Loan		M and T Bank	1.550	100,000,000	Demand
Revolving Line of Credit		M and T Bank et. al.	1.550	128,000,000	12/08/15	3.19

WTD AVG - TOTAL UNSECURED DEBT			2.594	678,000,000		5.03

TOTAL COMBINED DEBT			4.503	2,886,427,367		5.18

% OF PORTFOLIO - FIXED	85.2%
% OF PORTFOLIO - VARIABLE	14.8%
WTG AVG - TOTAL FIXED RATE DEBT			4.903			5.24
WTD AVG - TOTAL VARIABLE RATE DEBT			2.200			4.73
WTG AVG - COMBINED DEBT			4.503			5.18

TOTAL DEBT MATURITY SCHEDULE Exclusive of Revolving Line of Credit
YEAR OF MATURITY	FIXED RATE		VARIABLE RATE		TOTAL
	WTD AVG		WTD AVG			% OF
	RATE	DEBT	RATE	DEBT	DEBT	TOTAL
2012	5.71	5,586,723	-	-	5,586,723	0.20%
2013	6.05	190,281,972	-	-	190,281,972	6.90%
2014	5.22	98,088,782	-	-	98,088,782	3.56%
2015	5.17	228,037,260	2.09	28,486,181	256,523,441	9.30%
2016	3.87	558,536,280	3.45	37,543,027	596,079,308	21.61%
2017	5.78	157,524,000	3.38	108,326,477	265,850,477	9.64%
2018	5.08	310,563,531	-	-	310,563,531	11.26%
2019	5.17	332,775,647	-	-	332,775,647	12.06%
2020	4.83	309,708,580	-	-	309,708,580	11.23%
2021 - 2034	4.90	268,273,906	1.25	24,695,000	292,968,906	10.62%
On Demand	-	-	1.55	100,000,000	100,000,000	3.63%
TOTAL	4.903	$2,459,376,681	2.478	$299,050,686	$2,758,427,367	100.00%

Unencumbered Properties
As of 9/30/2012
Property	# Units	Market	State

Gateway Village	132	Baltimore	MD
Falcon Crest *	396	Baltimore	MD
Middlebrooke Apartments	208	Baltimore	MD
Morningside Heights	1,050	Baltimore	MD
The Coves at Chesapeake	469	Baltimore	MD
Westbrooke Apartments	110	Baltimore	MD
Cambridge Court	544	Baltimore	MD
Howard Crossing	1,350	Baltimore	MD
Gardencrest	695	Boston	MA
The Commons at Haynes Farm	302	Boston	MA
The Townhomes of Beverly	204	Boston	MA
The Village at Marshfield	276	Boston	MA
Blackhawk Apartments	371	Chicago	IL
Courtyards Village	224	Chicago	IL
Lakeview Townhomes	120	Chicago	IL
The Colony	783	Chicago	IL
The Gates of Deer Grove	204	Chicago	IL
The New Colonies	672	Chicago	IL
Bayview & Colonial	160	Long Island	NY
Cambridge Village	82	Long Island	NY
Crescent Club	257	Long Island	NY
Heritage Square	80	Long Island	NY
Holiday Square	144	Long Island	NY
Lake Grove Apartments	368	Long Island	NY
Yorkshire Village	40	Long Island	NY
Liberty Commons	120	Portland	ME
East Hill Gardens	33	Northern NJ	NJ
Jacob Ford Village	270	Northern NJ	NJ
Pleasure Bay	270	Northern NJ	NJ
Windsor Realty	67	Northern NJ	NJ
Castle Club	158	Philadelphia	PA
Glen Brook	174	Philadelphia	PA
Racquet Club South	103	Philadelphia	PA
Waterview	203	Philadelphia	PA
1200 East West Highway	247	Suburban Washington, DC	MD
Hunter's Glen	108	Suburban Washington, DC	MD
Seminary Hill	296	Suburban Washington, DC	MD
The Courts at Huntington Station	421	Suburban Washington, DC	MD
Woodleaf Apartments	228	Suburban Washington, DC	MD
Braddock Lee	255	Suburban Washington, DC	VA
Mt. Vernon Square	1,387	Suburban Washington, DC	VA
Newport Village	937	Suburban Washington, DC	VA
Somerset Park	108	Suburban Washington, DC	VA
The Courts at Dulles	411	Suburban Washington, DC	VA
The Apts at Cobblestone Square	314	Suburban Washington, DC	VA
Village at Potomac Falls	247	Suburban Washington, DC	VA
Woodway at Trinity Centre	504	Suburban Washington, DC	VA

Total Number of Units:	16,102
Total Number of Properties:	47

* Property added to unencumbered pool during quarter ending 9/30/2012.

Recurring Capital Expenditure Summary
Effective January 1, 2012, the Company updated its estimate of the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment.  The Company now estimates that the annual amount is $848 per apartment unit compared to $800 in the prior year.  This new amount better reflects current actual costs and the effects of inflation since the last update.

The Company's policy is to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include appliances, carpeting and flooring, HVAC equipment, kitchen and bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring, revenue generating upgrades include, among other items community centers, new windows, and kitchen and bath apartment upgrades.  Revenue generating capital improvements will directly result in increased rental earnings or expense savings.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost Per	Cost Per
	Cost Per	Useful	Per Unit	Unit	Unit
Category	Unit	Life(1)	Per Year(2)	Per Year(3)	Per Year
Appliances	$1,624	9	$180	$13	$193
Blinds, shades	135	3	45	5	50
Carpets, cleaning	760	4	190	142	332
Computers, equipment, misc.(4)	120	6	20	2	22
Contract repairs	-	-	-	250	250
Exterior painting (5)	84	3	28	-	28
Flooring	250	9	28	24	52
Furnace, air (HVAC)	854	24	36	24	60
Hot water heater	293	7	42	-	42
Interior painting	-	-	-	178	178
Kitchen, bath cabinets upgrades	1,200	15	80	-	80
Landscaping site	-	-	-	120	120
New roof	880	24	37	-	37
Parking lot site	750	15	50	-	50
Pool, exercise facility	147	15	10	38	48
Windows major	1,663	20	83	-	83
Miscellaneous (6)	326	17	19	-	19
Total	$9,086		$848	$796	$1,644

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.

(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.

(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $796 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's Core Properties expense detail schedule.

(4)	Includes computers, office equipment, furniture, and maintenance vehicles.

(5)
The level of exterior painting may be lower than other similarly titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as balconies, siding, and concrete sidewalks.

The breakdown of costs above reflects the Company's unique strategies to improve every property every year regardless of age, and to purchase older properties and rehabilitate and reposition them to enhance internal rates of return.  These strategies result in higher costs of capital expenditures and maintenance costs which permit the Company to realize higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that on an annual basis $848 per unit is spent on recurring capital expenditures in 2012.  During the three months ended September 30, 2012 approximately $212 per unit was spent on recurring capital expenditures.  For the nine months ended September 30, 2012 approximately $636 per unit was spent on recurring capital expenditures. The table below summarizes the actual total capital improvements incurred by major categories and an estimate of the breakdown of total capital improvements by major categories between recurring, and non-recurring revenue generating capital improvements for the three and nine months ended September 30, 2012 as follows:

For the three months ended September 30, 2012
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$443	$10	$443	$10
Major building improvements	1,372	32	6,585	156	7,957	188
Roof replacements	391	9	1,267	30	1,658	39
Site improvements	633	15	4,971	118	5,604	133
Apartment upgrades	1,319	31	14,422	342	15,741	373
Appliances	1,900	45	553	13	2,453	58
Carpeting/flooring	2,301	55	2,636	62	4,937	117
HVAC/mechanicals	823	20	3,266	77	4,089	97
Miscellaneous	211	5	1,022	24	1,233	29
Totals	$8,950	$212	$35,165	$832	$44,115	$1,044

(a)
Calculated using the weighted average number of units owned, including 37,386 core units, 2011 acquisition units of 2,817, and 2012 acquisition units of 2,018 for the three months ended September 30, 2012.

For the nine months ended September 30, 2012
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New Buildings	$-	$-	$1,144	$28	$1,144	$28
Major building improvements	4,000	97	14,468	353	18,468	450
Roof replacements	1,138	28	2,544	62	3,682	90
Site improvements	1,846	45	12,127	296	13,973	341
Apartment upgrades	3,846	94	36,773	896	40,619	990
Appliances	5,538	135	770	19	6,308	154
Carpeting/flooring	6,707	164	5,182	126	11,889	290
HVAC/mechanicals	2,400	58	8,441	206	10,841	264
Miscellaneous	615	15	3,219	78	3,834	93
Totals	$26,090	$636	$84,668	$2,064	$110,758	$2,700

(a)
Calculated using the weighted average number of units owned, including 37,386 core units, 2011 acquisition units of 2,817, and 2012 acquisition units of 818 for the nine months ended September 30, 2012.

Capital Expenditure Summary (continued)

The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended September 30, 2012
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$7,925	$212	$31,024	$830	$38,949	$1,042
2012 Acquisition Communities	473	212	1,119	555	1,592	767
2011 Acquisition Communities	552	212	3,022	1,073	3,574	1,285
Sub-total	8,950	212	35,165	832	44,115	1,044
2012 Disposed Communities	76	212	30	83	106	295
Corporate office expenditures (b)	-	-	-	-	506	-
	$9,026	$212	$35,195	$827	$44,727	$1,039

(a)
Calculated using the weighted average number of units owned, including 37,386 core units, 2011 acquisition units of 2,817, 2012 acquisition units of 2,018, and 2012 disposed units of 359 for the three months ended September 30, 2012.

(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

For the nine months ended September 30, 2012
($ in thousands, except per unit data)

			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
Core Communities	$23,778	$636	$74,222	$1,985	$98,000	$2,621
2012 Acquisition Communities	520	636	1,110	1,357	1,630	1,993
2011 Acquisition Communities	1,792	636	9,336	3,314	11,128	3,950
Sub-total	26,090	636	84,668	2,064	110,758	2,700
2012 Disposed Communities	256	636	346	861	602	1,497
Corporate office expenditures (b)	-	-	-	-	2,065	-
	$26,346	$636	$85,014	$2,052	$113,425	$2,688

(a)
Calculated using the weighted average number of units owned, including 37,386 core units, 2011 acquisition units of 2,817, 2012 acquisition units of 818, and 2012 disposed units of 402 for the nine months ended September 30, 2012.

(b)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software, office furniture, fixtures and leasehold improvements.  Corporate office expenditures are excluded from per unit figures.

Adjusted Net Operating Income - Core Properties
($ in thousands)

	Quarter	Quarter
	9/30/2012	9/30/2011	Change

Net Operating Income	$91,087	$84,089	8.3%

Less: Non Recurring Cap Ex @ 6%	(1,861)	-	-

Adjusted Net Operating Income	$89,226	$84,089	6.1%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Pipeline as of September 30, 2012
($ in thousands)
												%
		# of			Estimated	Costs	Con-		Con-%		%	Physical
	Property	Units at		Estimated	Costs	Incurred	struction	Initial	struction	Complete	Leased	Occupancy
	Type	Completion		Costs	Per Unit		Start	Occupancy	Completion	(2)	(3)	(4)

Completed:
The Apartments at Cobblestone Square (5) Fredericksburg, VA	Garden	314		$49,100	$156.4	$48,339	1Q 11	4Q 11	2Q 12	100.0%	98.4%	97.1%

Under construction:
Eleven55 Ripley Silver Spring, MD	High Rise	379		111,200	293.4	48,181	4Q 11	3Q 13	1Q 14	0.0%	n/a	n/a

Courts at Spring Mill Station Conshohocken, PA	Donut/ Podium	385		89,000	231.2	16,474	2Q 12	1Q 14	2H 14	0.0%	n/a	n/a

Pre-construction:
Falkland North (6) Silver Spring, MD	High Rise	tbd		tbd	tbd	4,756	tbd	tbd	tbd	n/a	n/a	n/a

Under contract:
Westpark Tysons (part of Arbor Row final development plan) (6) Tysons Corner, VA	Mid Rise/ High Rise	600	+	205,000	tbd	830	1H 14	tbd	tbd	n/a	n/a	n/a

Total						$118,580

(1)	Costs classified as Construction in Progress at September 30, 2012 are comprised of:

Courts at Spring Mill Station	$16,474
Eleven55 Ripley	48,181
$64,655

(2)	Represents the percentage of units that have been completed and are available to rent as of October 31, 2012.

(3)	Represents the percentage of units that have been leased as of October 31, 2012.

(4)	Represents the percentage of units occupied as of October 31, 2012.

(5)	Final Certificates of Occupancy were received in 2Q'12 with all units available for rent. All assets have been transferred out of Construction in Progress as of September 30, 2012.

(6)	Costs incurred are classified as Other Assets at September 30, 2012 for these projects.

	Actual	Actual	Actual
2012 Earnings Guidance	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2012 compared to 2011
FFO per share - 2012 guidance	$0.979	$0.955	$1.093	$1.02 - $1.06	$4.05 - $4.09

Actual/Midpoint of guidance	$0.979	$0.955	$1.093	$1.04	$4.07

FFO per share - 2011 actual	$0.865	$0.867	$0.866	$0.934	$3.539

Improvement projected	13.2%	10.1%	26.3%	11.3%	15.0%

2012 compared to 2011 based on "Operating FFO"
FFO per share - 2012 Operating FFO	$0.979	$1.000	$1.094	$1.02 - $1.06	$4.09 - $4.13

Midpoint of guidance	$0.979	$1.000	$1.094	$1.04	$4.11

Operating FFO per share - 2011 actual	$0.865	$0.869	$0.896	$0.959	$3.599

Improvement projected	13.2%	15.1%	22.1%	8.4%	14.2%

Difference between FFO and OFFO is expensed acquisition costs

Fourth Quarter and Full Year 2012 include an estimated charge of one-half cent in FFO and OFFO from the net effect, after insurance reimbursements, of Hurricane Sandy.

Same store assumptions:
Same store total revenue growth	4.6%	4.8%	4.3%	4.0% - 4.75%	4.25% - 5.0%

Same store expense growth	-2.8%	-0.3%	-2.1%	3.8% - 4.2%	-0.6% - 0%

Same store NOI growth	9.9%	8.0%	8.3%	4.2% - 4.8%	7.5% - 8.0%

The midpoint of revenue growth remains at 4.6% .

The midpoint of expense growth is now -0.3% versus 0.75% previously provided.

The midpoint of NOI growth is now 7.75% versus 7.0% previously provided.

Occupancy assumptions:
Same store 2012 physical occupancy	95.5%	96.2%	95.5%	95.3%	95.6%

Same store 2011 physical occupancy	95.3%	95.8%	95.5%	95.3%	95.5%

Change in occupancy	0.2%	0.4%	0.0%	0.0%	0.1%

The occupancy projected for 2012 is now 95.6% versus 95.8% previously provided.

General & Administrative costs are expected to range between $6.6 million and $7.0 million for the fourth quarter of 2012.

Interest Expense is projected to be $32.0 million to $32.4 million for the fourth quarter of 2012..

Acquisitions: no additional acquisitions are expected to close before year end.

Disposition range of $160 million to $190 million.  This range has been decreased as timing for certain transactions have been delayed until 2013.